Exhibit 5.1

May 2, 2016

Berry Plastics Corporation

101 Oakley Street

Evansville, Indiana 47710

Re: Registration Statement on Form S-4 filed by Berry Plastics Corporation

Ladies and Gentlemen:

We have served as special counsel to Berry Plastics Corporation, a Delaware corporation (“BPC”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by BPC, Berry Plastics Group, Inc. (“Berry”) and the subsidiary guarantors listed on Schedule I (such subsidiaries, together with Berry, being sometimes collectively referred to herein as the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by BPC (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of BPC’s registered 6.00% Second Priority Senior Secured Notes due 2022 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 6.00% Second Priority Senior Secured Notes due 2022 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of October 1, 2015 (the “Original Indenture”), originally between Berry Plastics Escrow Corporation (“BP Escrow”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain (a) Second Priority Notes First Supplemental Indenture, dated as of October 1, 2015, by and among BP Escrow, BPC, Berry, the Subsidiary Guarantors party thereto and the Trustee, pursuant to which, among other things, BPC was substituted for BP Escrow as issuer of the Initial Notes, and Berry and those Subsidiary Guarantors party thereto guaranteed the Initial Notes, and that certain (b) Supplemental Indenture, dated as of February 11, 2016 (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”), pursuant to which the remaining Subsidiary Guarantors guaranteed the Initial Notes. All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified. Payment of the Exchange Notes is to be guaranteed by each of the Guarantors pursuant to a guarantee (collectively, the “Guarantee”) contained in the Indenture.

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the Indenture;

(3)	executed copies of the Initial Notes;

(4)	the form of the Exchange Notes;

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(5)	the charter, certificate or articles of incorporation, formation and bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of BPC and each of the Guarantors incorporated, formed or organized under the laws of the States of Delaware, North Carolina and South Carolina (such Guarantors, as so identified on Schedule I, being sometimes collectively referred to herein as the “Identified Guarantors”), as in effect on the date hereof and as certified by the applicable Secretary, Assistant Secretary or other appropriate representative of BPC or the Identified Guarantors (the “Organizational Documents”);

(6)	a certificate of legal existence and good standing for BPC and each of the Identified Guarantors as of the date indicated on Schedule II; and

(7)	certificates of the respective Secretaries, Assistant Secretaries or other appropriate representatives of BPC and each of the Identified Guarantors, certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers.

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.” The documents referenced as items (1) through (7) above are collectively referred to as the “Reviewed Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate, limited liability company and limited partnership records, agreements and instruments of BPC and the Identified Guarantors, certificates of public officials and officers or other appropriate representatives of BPC and the Identified Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Reviewed Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or government authority or regulatory body, and the authenticity of the originals or such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of BPC and the Identified Guarantors.

In connection herewith, we have assumed that, other than with respect to BPC and the Identified Guarantors, all of the documents referred to in this opinion have been duly authorized by, have

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been duly executed and delivered by, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. We have further assumed that all of the documents referred to in this opinion constitute the valid, binding and enforceable obligations of all of the parties thereto other than BPC and the Guarantors.

We have further assumed, with your permission, that (i) each of the Subsidiary Guarantors other than the Identified Guarantors (each, an “Other Guarantor,” and collectively, the “Other Guarantors”) has been duly organized and is validly existing in good standing under the laws of its state of organization, (ii) the execution and delivery by each such Other Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder are within its organizational power and have been duly authorized by all necessary action (corporate or other) on its part, and (iii) each of the Transaction Documents to which any Other Guarantor is a party has been duly executed and delivered by each such Other Guarantor. We understand that you are receiving opinion letters, dated the date hereof, from the various law firms indicated on Schedule III (the “Local Counsel Opinions”), as to such matters relating to the Other Guarantors under the laws of the Other Guarantors’ respective states of organization, and that such opinion letters are being filed as exhibits to the Registration Statement as indicated on Schedule III. With your permission we have assumed the correctness of the conclusions set forth in the Local Counsel Opinions and express no opinion herein with regard thereto.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by BPC and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto:

(1)	the Exchange Notes will constitute valid and binding obligations of BPC; and

(2)	the Guarantee will constitute the valid and binding obligations of the respective Guarantors.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)          Our opinions set forth herein reflect only the application of applicable New York law (excluding the securities and blue sky laws of such states, as to which we express no opinion), and to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware (8 Delaware Code Chapter 1), the Delaware Limited Liability Company Act (6 Delaware Code Chapter 18), the North Carolina Business Corporation Act (Chapter 55 of the North

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Carolina General Statutes) and the South Carolina Business Corporation Act of 1988 (Title 33 of the South Carolina Code of Laws) (the jurisdictions referred to in this sentence being sometimes collectively referred to herein as the “Opinion Jurisdictions”). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of the laws of any jurisdiction other than the Opinion Jurisdictions, or in the case of Delaware, North Carolina and South Carolina , any other laws of such states.

(b)          Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c)          Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

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(d)          We express no opinion as to:

(i)          the enforceability of (A) any provision of the Indenture or the Exchange Notes (collectively, the “Operative Documents”) purporting or attempting to (1) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (2) confer subject matter jurisdiction on a court not having independent grounds therefor, (3) modify or waive the requirements for effective service of process for any action that may be brought, (4) waive the right of BPC, any Guarantor or any other person to a trial by jury, (5) provide that remedies are cumulative or that decisions by a party are conclusive, (6) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (7) provide for or grant a power of attorney, or (B) any provision of the Operative Documents relating to choice of law; or

(ii)         the enforceability of (A) any rights to indemnification or contribution provided for in the Operative Documents which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights, (B) any provisions in the Operative Documents purporting to provide to the Trustee or any other person the right to receive costs and expenses beyond those reasonably incurred by it, or (C) provisions in the Operative Documents whose terms are left open for later resolution by the parties.

(e)          Enforceability of the Guarantee is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Indenture may be unenforceable under or limited by the laws of the Opinion Jurisdictions; however, such laws do not in our opinion, substantially prevent the practical realization of the benefits intended by the Guarantee, except that the application of principles of guaranty and suretyship to the acts or omissions of the holder of the Guarantee after consummation of the Exchange Offer may prevent the practical realization of the benefits intended by the Guarantee through a release or discharge of one or more Guarantors.

(f)          We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP

Schedule I

Schedule I

Guarantors

Entity Name	State or other jurisdiction of formation
AeroCon, LLC	Delaware
AVINTIV Acquisition Corporation	Delaware
AVINTIV Inc.	Delaware
AVINTIV Specialty Materials, Inc.	Delaware
Berry Plastics IK, LLC	Delaware
Berry Plastics Acquisition Corporation V	Delaware
Berry Plastics Acquisition Corporation XI	Delaware
Berry Plastics Acquisition Corporation XII	Delaware
Berry Plastics Acquisition Corporation XIII	Delaware
Berry Plastics Acquisition Corporation XV, LLC	Delaware
Berry Plastics Acquisition LLC X	Delaware
Berry Plastics Design, LLC	Delaware
Berry Plastics Filmco, Inc.	Delaware
Berry Plastics Group, Inc.	Delaware
Berry Plastics Opco, Inc.	Delaware
Berry Plastics SP, Inc.	Delaware
Berry Plastics Technical Services, Inc.	Delaware
Berry Sterling Corporation	Delaware
BPRex Brazil Holding Inc.	Delaware
BPRex Closure Systems, LLC	Delaware
BPRex Closures Kentucky Inc.	Delaware
BPRex Closures, LLC	Delaware
BPRex Delta Inc.	Delaware
BPRex Healthcare Brookville Inc.	Delaware
BPRex Healthcare Packaging Inc.	Delaware
BPRex Plastic Packaging Inc.	Delaware
BPRex Plastics Services Company Inc.	Delaware
Caplas LLC	Delaware
Caplas Neptune, LLC	Delaware
Captive Plastics Holdings, LLC	Delaware
Captive Plastics, LLC	Delaware
Cardinal Packaging, Inc.	Delaware
Chicopee, Inc.	Delaware
Covalence Specialty Adhesives LLC	Delaware
Covalence Specialty Coatings LLC	Delaware
CPI Holding Corporation	Delaware
Dominion Textile (USA), L.L.C.	Delaware
Fabrene, L.L.C.	Delaware
Fiberweb Holdings, Inc.	Delaware
Fiberweb Industrial Textiles Corporation	Delaware
Fiberweb USA Holdings, Inc.	Delaware

Schedule I

Entity Name	State or other jurisdiction of formation
Fiberweb Washougal, Inc.	Delaware
Kerr Group, LLC	Delaware
Knight Plastics, LLC	Delaware
Old Hickory Steamworks, LLC	Delaware
Packerware, LLC	Delaware
Pescor, Inc.	Delaware
PGI Europe, Inc.	Delaware
PGI Polymer, Inc.	Delaware
Pliant, LLC	Delaware
Poly-Seal, LLC	Delaware
Pristine Brands Corporation	Delaware
Rollpak Corporation	Delaware
Saffron Acquisition, LLC	Delaware
Seal for Life Industries, LLC	Delaware
Setco, LLC	Delaware
Sun Coast Industries, LLC	Delaware
Uniplast Holdings, LLC	Delaware
Uniplast U.S., Inc.	Delaware
Venture Packaging Midwest, Inc.	Delaware
Venture Packaging, Inc.	Delaware
Grafco Industries Limited Partnership	Maryland
BPRex Product Design and Engineering Inc.	Minnesota
BPRex Specialty Products Puerto Rico Inc.	New Jersey
Providencia USA, Inc.	North Carolina
Fiberweb, Inc.	South Carolina
Pliant Corporation International	Utah
Fiberweb Geos, Inc.	Virginia
Prime Label & Screen Incorporated	Wisconsin

Schedule II

Schedule II

LIST OF GOOD STANDING CERTIFICATES

(Berry Plastics Corporation, Berry Plastics Group, Inc. and each Identified Guarantor)

Entity Name	State or other jurisdiction of formation	Issuance Date of Good Standing Certificate
AeroCon, LLC	Delaware	April 15, 2016
AVINTIV Acquisition Corporation	Delaware	April 15, 2016
AVINTIV Inc.	Delaware	April 15, 2016
AVINTIV Specialty Materials, Inc.	Delaware	April 15, 2016
Berry Plastics IK, LLC	Delaware	April 15, 2016
Berry Plastics Acquisition Corporation V	Delaware	April 15, 2016
Berry Plastics Acquisition Corporation XI	Delaware	April 15, 2016
Berry Plastics Acquisition Corporation XII	Delaware	April 15, 2016
Berry Plastics Acquisition Corporation XIII	Delaware	April 15, 2016
Berry Plastics Acquisition Corporation XV, LLC	Delaware	April 15, 2016
Berry Plastics Acquisition LLC X	Delaware	April 15, 2016
Berry Plastics Corporation	Delaware	April 15, 2016
Berry Plastics Design, LLC	Delaware	April 15, 2016
Berry Plastics Filmco, Inc.	Delaware	April 15, 2016
Berry Plastics Group, Inc.	Delaware	April 15, 2016
Berry Plastics Opco, Inc.	Delaware	April 15, 2016
Berry Plastics SP, Inc.	Delaware	April 15, 2016
Berry Plastics Technical Services, Inc.	Delaware	April 15, 2016
Berry Sterling Corporation	Delaware	April 15, 2016
BPRex Brazil Holding Inc.	Delaware	April 15, 2016
BPRex Closure Systems, LLC	Delaware	April 15, 2016
BPRex Closures Kentucky Inc.	Delaware	April 15, 2016
BPRex Closures, LLC	Delaware	April 15, 2016
BPRex Delta Inc.	Delaware	April 15, 2016
BPRex Healthcare Brookville Inc.	Delaware	April 15, 2016
BPRex Healthcare Packaging Inc.	Delaware	April 15, 2016
BPRex Plastic Packaging Inc.	Delaware	April 15, 2016
BPRex Plastics Services Company Inc.	Delaware	April 15, 2016
Caplas LLC	Delaware	April 15, 2016
Caplas Neptune, LLC	Delaware	April 15, 2016
Captive Plastics Holdings, LLC	Delaware	April 15, 2016
Captive Plastics, LLC	Delaware	April 15, 2016
Cardinal Packaging, Inc.	Delaware	April 15, 2016
Chicopee, Inc.	Delaware	April 15, 2016
Covalence Specialty Adhesives LLC	Delaware	April 15, 2016
Covalence Specialty Coatings LLC	Delaware	April 15, 2016
CPI Holding Corporation	Delaware	April 15, 2016
Dominion Textile (USA), L.L.C.	Delaware	April 15, 2016

Schedule II

Entity Name	State or other jurisdiction of formation	Issuance Date of Good Standing Certificate
Fabrene, L.L.C.	Delaware	April 15, 2016
Fiberweb Holdings, Inc.	Delaware	April 15, 2016
Fiberweb Industrial Textiles Corporation	Delaware	April 15, 2016
Fiberweb USA Holdings, Inc.	Delaware	April 15, 2016
Fiberweb Washougal, Inc.	Delaware	April 15, 2016
Kerr Group, LLC	Delaware	April 15, 2016
Knight Plastics, LLC	Delaware	April 15, 2016
Old Hickory Steamworks, LLC	Delaware	April 15, 2016
Packerware, LLC	Delaware	April 15, 2016
Pescor, Inc.	Delaware	April 15, 2016
PGI Europe, Inc.	Delaware	April 15, 2016
PGI Polymer, Inc.	Delaware	April 15, 2016
Pliant, LLC	Delaware	April 15, 2016
Poly-Seal, LLC	Delaware	April 15, 2016
Pristine Brands Corporation	Delaware	April 15, 2016
Rollpak Corporation	Delaware	April 15, 2016
Saffron Acquisition, LLC	Delaware	April 15, 2016
Seal for Life Industries, LLC	Delaware	April 15, 2016
Setco, LLC	Delaware	April 15, 2016
Sun Coast Industries, LLC	Delaware	April 15, 2016
Uniplast Holdings, LLC	Delaware	April 15, 2016
Uniplast U.S., Inc.	Delaware	April 15, 2016
Venture Packaging Midwest, Inc.	Delaware	April 15, 2016
Venture Packaging, Inc.	Delaware	April 15, 2016
Providencia USA, Inc.	North Carolina	April 15, 2016
Fiberweb, Inc.	South Carolina	April 15, 2016

Schedule III

Schedule III

Local Counsel

Law Firm	State	Exhibit
Venable LLP	Maryland	5.2
Faegre Baker Daniels LLP	Minnesota	5.3
Gess Gess & Wallace, P.C.	New Jersey	5.4
Fabian VanCott	Utah	5.5
Gentry Locke, Attorneys	Virginia	5.6
Foley & Lardner LLP	Wisconsin	5.7